                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
                                                  Commission  Only (as permitted
                                                  by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                           AMB PROPERTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)     Proposed maximum aggregate value of transaction:

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(5)     Total fee paid:

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[ ]     Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

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(2)     Form, Schedule or Registration Statement No.:

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(3)     Filing Party:

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(4)     Date Filed:

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
                                                                  March 31, 2000

Dear Stockholder:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders of AMB PROPERTY CORPORATION. The Annual Meeting will be held on May 5, 2000, at 9:00 a.m. in the Colonnade Room at the Ritz Carlton Hotel located at 600 Stockton Street, San Francisco, California 94108. Information about the Annual Meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a proxy card and return envelope.

   Our 1999 Annual Report is also enclosed. Our Annual Report discusses the importance of our strategic High Throughput Distribution(TM) facilities to our operating strategy. We encourage you to read our Annual Report and hope you will find it interesting and useful.

   It is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete and return your proxy card in the enclosed envelope as promptly as possible.

                                                     Sincerely,

                                                     /s/ HAMID R. MOGHADAM

                                                     HAMID R. MOGHADAM
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                            AMB PROPERTY CORPORATION
                              505 Montgomery Street
                         San Francisco, California 94111

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 2000

                                ----------------

To the Stockholders of AMB Property Corporation:


TIME                       9:00 a.m., local time, on Friday, May 5, 2000

PLACE                      Ritz Carlton Hotel
                           Colonnade Room
                           600 Stockton Street
                           San Francisco, California 94108

ITEMS OF BUSINESS

                           (1) To elect nine directors to our Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.


                           (2) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE                Holders of shares of Common Stock of record at the
                           close of business on March 22, 2000 are entitled to vote at the Annual Meeting.

ANNUAL REPORT              Our 1999 Annual Report, which is not a part of the
                           proxy solicitation material, is enclosed.

PROXY VOTING               It is important that your shares be represented and
                           voted at the Annual Meeting. You can vote your shares by one of the following methods: vote by proxy over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you) OR mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying
                           Proxy Statement at any time prior to its exercise at the Annual Meeting.

                                    By Order of the Board of Directors

                                    /S/ DAVID S. FRIES

                                    DAVID S. FRIES
                                    Chief Administrative Officer, Managing
                                    Director and Secretary

March 31, 2000
San Francisco, California

                            AMB PROPERTY CORPORATION
                              505 MONTGOMERY STREET
                         SAN FRANCISCO, CALIFORNIA 94111

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 2000

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                                  INTRODUCTION

GENERAL

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AMB Property Corporation, a Maryland corporation, of proxies from the holders of our issued and outstanding shares of Common Stock to be voted at the Annual Meeting of Stockholders and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held on May 5, 2000 in the Colonnade Room at the Ritz Carlton Hotel located at 600 Stockton Street, San Francisco, California 94108, beginning at 9:00 a.m., local time.

   At the Annual Meeting, the items of business that you will be asked to consider and vote upon are:

   1. The election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify; and

   2. Such other business as may properly come before the Annual Meeting.

   This Proxy Statement and accompanying form of proxy are being sent to holders of our Common Stock on the record date, which is March 22, 2000. This Proxy Statement and accompanying form of proxy are first being mailed to you on or about March 31, 2000.

   NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMB PROPERTY CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

   Our executive offices are located at 505 Montgomery Street, San Francisco, California 94111, telephone (415) 394-9000. References herein to "we," "us" and "our" refer to AMB Property Corporation and its subsidiaries, unless the context otherwise requires.

VOTING AND REVOCATION OF PROXIES

   YOUR VOTE IS IMPORTANT. Because most of our stockholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Most stockholders have a choice of voting by proxy over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. If you vote by proxy over the Internet, please be aware that you may incur costs such as telecommunications and Internet access charges for which you will be responsible. The Internet and telephone proxy voting facilities for stockholders of record will close at noon, California time, on May 4, 2000.

   The Internet and telephone proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares of Common Stock are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote in person at the Annual Meeting.

   You may revoke your proxy at any time before it is exercised by writing to David S. Fries, the Secretary of AMB Property Corporation, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

   AMB Property Corporation is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies by telephone or over the Internet. Accordingly, proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Maryland law.

   All shares of Common Stock entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in accordance with your instructions. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY COMPLETED PROXY, THE SHARES OF COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

   If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the time this Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

STOCKHOLDERS ENTITLED TO VOTE

   Stockholders at the close of business on the record date, March 22, 2000, are entitled to notice of and to vote at the Annual Meeting. As of March 22, 2000, there were 85,288,716 shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

REQUIRED VOTE

   A majority of the shares of Common Stock outstanding must be represented, in person or by proxy, at the Annual Meeting to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

   A plurality of the votes cast is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker "non-votes" are not counted for purposes of the election of Directors and do not have an effect on the result of the vote for the election of Directors.

COST OF PROXY SOLICITATION

   The cost of soliciting proxies will be paid by the Company. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. These people will not be specially compensated for their solicitation of proxies.

   In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our Common Stock.

ADVANCE NOTICE PROCEDURES

   Deadline for Submitting Stockholder Proposals for Inclusion in Our Proxy Statement. Rule 14a-8 of the Securities Exchange Act of 1934 provides that certain stockholder proposals must be included in the proxy statement for our annual meeting. For a stockholder

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


proposal to be considered for inclusion in the proxy statement for our 2001 annual meeting of stockholders, it must be received by us no later than December 1, 2000.

   Deadline for Submitting Nominations for Director and Other Stockholder Proposals Outside of Rule 14a-8. Under our Bylaws, nominations for Director may be made only by the Board or a committee of the Board, or by a stockholder entitled to vote who delivered notice to us not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, then notice by the stockholder to be timely must be delivered to us not later than the close of business of the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

   Our Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in our Bylaws) within the time limits described above for delivering notice of a nomination for the election of a Director. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting other than pursuant to the procedures in Rule 14a-8.

   A copy of the full text of our Bylaws, as provisions discussed above, may be obtained by writing to the Secretary of AMB Property Corporation at 505 Montgomery Street, San Francisco, California 94111.

                                ----------------

               THE DATE OF THIS PROXY STATEMENT IS MARCH 31, 2000.

                        PROPOSAL 1: ELECTION OF DIRECTORS

   Our Board of Directors consists of nine directors. A majority of the Board must be Independent Directors. In general, an Independent Director is a director who is not an employee, officer or affiliate of AMB Property Corporation or a subsidiary or a division thereof, or a relative of an executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel, receiving compensation on a continuing basis from us in addition to Director's compensation. Six of the nine presently elected Directors are Independent Directors. Each member of the Board serves a one-year term, which expires at the following annual meeting of stockholders.

   The persons named in the enclosed proxy intend to vote that proxy for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a Director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her resignation, retirement or death.

   The Board of Directors has proposed the following nominees for election as Directors at the Annual Meeting: Douglas D. Abbey, Hamid R. Moghadam, T. Robert Burke, Daniel H. Case III, David A. Cole, Lynn M. Sedway, Jeffrey L. Skelton, Ph.D., Thomas W. Tusher and Caryl B. Welborn, Esq. Other than David A. Cole, each of the nominees is currently serving as a Director of the Company. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR ELECTION AS DIRECTORS.

   Each of the nominees has consented to be named in this Proxy Statement and to serve as a Director if elected. The principal occupation and certain other information regarding the nominees is set forth below. Information about each nominee's share ownership can be found on page 17.

NOMINEES FOR DIRECTOR



                              DIRECTOR            POSITIONS CURRENTLY
NOMINEES FOR DIRECTOR          SINCE             HELD WITH THE COMPANY
---------------------          -----             ---------------------
Douglas D. Abbey               1997       Director, Chairman and Chief Executive
                                          Officer of AMB Investment Management,
                                          Inc.
Hamid R. Moghadam              1997       Chairman of the Board and
                                          Chief Executive Officer
T. Robert Burke                1997       Director
Daniel H. Case, III            1997       Director
David A. Cole                   N/A       Nominee for Election as Director
Lynn M. Sedway                 1997       Director
Jeffrey L. Skelton, Ph.D.      1997       Director
Thomas W. Tusher               1997       Director
Caryl B. Welborn, Esq          1997       Director


   DOUGLAS D. ABBEY, age 50, one of the founders (in 1983) of the predecessor to AMB Property Corporation, is a Director of AMB Property Corporation and Chairman of the Board and Chief Executive Officer of AMB Investment Management, Inc. Mr. Abbey has 25 years of experience in asset management, acquisitions and real estate research. He is a graduate of Amherst College and has a master's degree in city planning from the University of California at Berkeley. He is a trustee of the Urban Land Institute, serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California at Berkeley and is a Trustee of Golden Gate University.

   HAMID R. MOGHADAM, age 43, one of the founders (in 1983) of the predecessor to AMB Property Corporation, is the Chairman of the Board of Directors and the Chief Executive Officer of AMB Property Corporation. Mr. Moghadam is also a member of the Executive Committee of the Board. Mr. Moghadam has 20 years of experience in real estate. Mr. Moghadam holds bachelor's and master's degrees in engineering from the Massachusetts Institute of Technology and an M.B.A. degree from the Graduate School of Business at Stanford University. He is a founding member of the Real Estate Roundtable, is a member of the Young Presidents' Organization, has served on various committees of the Massachusetts Institute of Technology, is a member of the board of directors of Plum Creek Timber Company, BrandFarm, Inc. and Marketengine Corporation, and is a Trustee of the Bay Area Discovery Museum.

   T. ROBERT BURKE, age 57, one of the founders (in 1983) of the predecessor to AMB Property Corporation, is a Director of AMB Property Corporation. From November 1997 to December 1999, Mr. Burke was our Chairman of the Board. He was formerly a senior real estate partner with Morrison & Foerster LLP and, for two years, served as that firm's Managing Partner for Operations. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School. He is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts, is on the Board of the Stanford Management Company and is a Trustee of Stanford University. He is also a member of the Urban Land Institute, and is the former Chairman of the Board of Directors of the Pension Real Estate Association.

   DANIEL H. CASE III, age 42, is a Director of AMB Property Corporation and is Chairman and Chief Executive Officer of Chase H&Q, a division of Chase Securities, Inc. Mr. Case was named co-director of Mergers and Acquisitions of Corporate Finance of Hambrecht & Quist in 1986, and became a Managing Director and Head of Investment Banking in December 1987. In October 1991 he was elected to the board of directors. In April 1992, he was elected President and Co-Chief Executive Officer. He became President and Chief Executive Officer in October 1994 and Chairman in January 1998. Mr. Case is Vice Chairman-elect of the Securities Industry Association and is a member of the Executive Committee of the Board of Technology Network and the Nominating Committee of the New York Stock Exchange. He also serves as a director of Electronic Arts, the Bay Area Council and the National Science and Technology Medal Foundation. Mr. Case was named one of the "100 Global Leaders for Tomorrow" by the World Economics Forum
(1998) and one of the "Top 50 Innovators in Technology" by Time Magazine (1997). He has a bachelor's degree in economics and public policy from Princeton University and studied management at the University of Oxford as a Rhodes Scholar.

   DAVID A. COLE, age 57, is a nominee to become a Director of the Board for Directors of AMB Property Corporation and is Chairman of the Board of Directors of Kurt Salmon Associates, Inc. Mr. Cole was named Chairman of the Board and Chief Executive Officer of Kurt Salmon and Associates in January 1988 and he retired as Chief Executive Officer in December 1998. Mr. Cole holds a bachelor's degree from Auburn University and has successfully completed the Advanced Management Program from Harvard Business School. Mr. Cole is also a member of the board of directors of QRS Corporation, a publicly traded company, Junior Achievement of Georgia and Goizueta Business School.

   LYNN M. SEDWAY, age 58, is a Director of AMB Property Corporation. She is the President and founder of the Sedway Group, a 21-year old real estate economics firm headquartered in San Francisco, which is now a CB Richard Ellis company. She currently directs and has ultimate responsibility for the activities of the Sedway Group, including market analysis, property valuation, development and redevelopment analysis, acquisition and disposition strategies, and public policy issues. Ms. Sedway received her bachelor's degree in economics at the University of Michigan and an M.B.A. degree from the University of California at Berkeley, Walter A. Haas School of Business, where she is also a guest lecturer. She is a trustee and Vice President of the Urban Land Institute and a board member of Bridge Housing, the Counselors of Real Estate, Lambda Alpha, the Swig Company, and Alexander & Baldwin and its affiliate companies. Ms. Sedway is a member of the Policy Advisory Board of the Fisher Center for Real Estate and the International Council of Shopping Centers.

   JEFFREY L. SKELTON, PH.D., age 50, is a Director of AMB Property Corporation. He is President and Chief Executive Officer of Symphony Asset Management, the asset management subsidiary of BARRA, Inc., a financial software company. Prior to joining BARRA, Inc. in 1994, he was with Wells Fargo Nikko Investment Advisors from January 1984 to December 1993, where he served in a variety of capacities, including Chief Research Officer, Vice Chairman, Co-Chief Investment Officer and Chief Executive of Wells Fargo Nikko Investment Advisors Limited in London. Dr. Skelton has a Ph.D. in Mathematical Economics and Finance and an M.B.A. degree from the University of Chicago, and was an Assistant Professor of Finance at the University of California at Berkeley, Walter A. Haas School of Business.

   THOMAS W. TUSHER, age 58, is a Director of AMB Property Corporation. He was President and Chief Operating Officer of Levi Strauss & Co. from 1984 through 1996, when he retired. Previously, he was President of Levi Strauss International from 1976 to 1984. Mr. Tusher began his career at Levi Strauss in 1969. He was a director of the publicly-held Levi Strauss & Co. from 1978 to 1985, and was named a director of the privately-controlled Levi Strauss & Co. in 1989. Prior to joining Levi Strauss & Co., Mr. Tusher was with Colgate Palmolive from 1965 to 1969. Mr. Tusher has a bachelor's degree from the University of California at Berkeley and an M.B.A. degree from the Graduate School of Business at Stanford University. He is a director of Cakebread Cellars and Dash America (Pearl Izumi). He is a former director of Great Western Financial Corporation and the San Francisco Chamber of Commerce. He is also Chairman Emeritus and a member of the advisory board of the Walter A. Haas School of Business at the University of California at Berkeley. Mr. Tusher is also a Director of the World Wildlife Fund and a member of the Advisory Council of Stanford University's Graduate School of Business.

   CARYL B. WELBORN, ESQ., age 49, is a Director of AMB Property Corporation. She is a commercial real estate attorney in San Francisco and, prior to starting her own firm in 1995, she was an attorney with Morrison & Foerster LLP from 1982 to 1995.

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

Ms. Welborn has a bachelor's degree from Stanford University and a J.D. degree from the Law School at the University of California at Los Angeles. She is an officer of the American College of Real Estate Lawyers. She has held leadership positions in the American Bar Association's Real Property, Probate and Trust Section. Ms. Welborn is a program chair and frequent lecturer on real estate issues nationally and has published numerous articles in professional publications.

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

   Pursuant to the Maryland General Corporation Law and our Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman of the Board and our officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

   During 1999, the Board held five meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board while they were on the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

BOARD COMMITTEES

   The Board of Directors of the Company has an Audit Committee, an Executive Committee and a Compensation Committee.

   Audit Committee. The Audit Committee currently consists of three Independent
Directors: Ms. Welborn, the Chair, Robert H. Edelstein, Ph.D (who has decided not to stand for re-election to the Board of Directors) and Ms. Sedway. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee held four meetings during 1999.

   Executive Committee. The Executive Committee currently consists of Mr. Burke, the Chair, Dr. Skelton, and Messrs. Moghadam and Case. The Executive Committee has the authority within certain parameters to acquire, dispose of and finance investments for us (including the issuance by AMB Property, L.P. of additional limited partnership units or other equity interests) and approve the execution of contracts and agreements including those related to the borrowing of money by us and generally exercise all other powers of the Board except as prohibited by law. The Executive Committee held seven meetings and acted once by unanimous written consent during 1999.

   Compensation Committee. The Compensation Committee currently consists of three Independent Directors: Mr. Tusher, the Chair, and Dr. Skelton and Ms. Sedway. The function of the Compensation Committee is to determine compensation for our executive officers, to review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for our executive officers, and to implement the Second Amended and Restated 1997 Stock Option and Incentive Plan, the Deferred Compensation Plan and any other incentive programs. The Compensation Committee held three meetings during 1999.

COMPENSATION OF DIRECTORS

   During 1999, the Company did not pay its Independent Directors cash compensation for their services. However, as of January 1, 2000, each Independent Director will receive $1,500 for each meeting of the Board of Directors and $1,000 for each meeting of a committee of the Board of Directors attended and each Chair of any committee of the Board will receive $2,500 per annum. Each Independent Director is also reimbursed for reasonable expenses incurred to attend director and committee meetings. In addition, each Independent Director currently receives, upon initial election to the Board, an initial option grant to purchase up to 20,000 shares of our Common Stock. Upon re-election, each Independent Director currently can elect to receive either (i) a subsequent option grant to purchase up to 15,000 shares of our Common Stock or
(ii) a subsequent option grant to purchase up to 6,000 shares of our Common Stock and a grant of 1,000 shares of our restricted Common Stock. All of such options and shares of restricted stock vest fully on the first anniversary of the grant date, except that all options granted to the Independent Directors in connection with our initial public offering vested immediately upon grant. If re-elected at the Annual Meeting, the Independent Directors will be granted additional options and/or shares of restricted stock. If elected at the Annual Meeting, Mr. Cole will be granted options. All stock options are issued pursuant to the Second Amended and Restated 1997 Stock Option and Incentive Plan at an exercise price equal to a fair market

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

value of our Common Stock on the date of grant. The Board of Directors examines from time to time the size of the foregoing option and restricted stock grants in light of competitive director compensation practices of publicly traded real estate investment trusts having total market capitalizations comparable to AMB Property Corporation, as well as changes in our Black-Scholes value, and may make changes to such grant levels from time to time based on such examination. Officers of AMB Property Corporation who are Directors are not paid any director's fees or granted options as Directors.

VOTE REQUIRED

   A plurality of the votes cast is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker "non-votes" are not counted for purposes of the election of Directors and do not have an effect on the result of the vote for the election of Directors. THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NINE DIRECTOR NOMINEES TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY.

             CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

   The following table sets forth certain current information with respect to the executive officers of the Company:


      NAME                         AGE             POSITION
      ----                         ---             --------
Douglas D. Abbey.............      50    Director, Chairman and Chief Executive
                                         Officer of AMB Investment Management,
                                         Inc.
Hamid R. Moghadam............      43    Chairman of the Board and Chief
                                         Executive Officer
W. Blake Baird...............      39    President
Luis A. Belmonte.............      59    Managing Director, Development
Michael A. Coke..............      32    Chief Financial Officer and Managing
                                         Director
Bruce H. Freedman............      51    Managing Director, Head of Real Estate
                                         Operations
David S. Fries...............      36    Chief Administrative Officer, Managing
                                         Director and Secretary
John T. Roberts, Jr..........      36    President of AMB Investment
                                         Management, Inc.

   The following is a biographical summary of the experience of our executive officers:

   DOUGLAS D. ABBEY has served as a Director of AMB Property Corporation si nce November 1997. Biographical information regarding Mr. Abbey is set forth under "Proposal 1: Election of Directors -- Nominees For Director."

   HAMID R. MOGHADAM has served as our Chief Executive Officer since November 1997 and as Chairman of the Board since January 2000. Biographical information regarding Mr. Moghadam is set forth under "Proposal 1: Election of Directors -- Nominees For Director."

   W. BLAKE BAIRD, age 39, is our President and is Chairman of the Investment Committee. Prior to joining us in January 1999, Mr. Baird was a Managing Director of Morgan Stanley Dean Witter & Co., most recently as head of Real Estate Investment Banking for the Western United States. Mr. Baird spent 15 years at Morgan Stanley Dean Witter, the last 11 focusing on real estate. Mr. Baird holds a B.S. in Economics from the Wharton School and a B.A. in History from the College of Arts and Sciences at the University of Pennsylvania. He also holds an M.B.A. from New York University. Mr. Baird is a former member of the Board of Directors of the National Association of Real Estate Investment Trusts, a member of the Board of The Center for Real Estate Enterprise Management, a member of Lambda Alpha International, a charter member of the Advisory Board of the Steven L. Newman Real Estate Institute at Baruch College, a member of the Urban Land Institute and serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics of the University of California at Berkeley. Mr. Baird also serves as a director of PhatPipe, Inc.

   LUIS A. BELMONTE, age 59, is our Managing Director, Development, and is a member of the Investment Committee. He specializes in industrial property development and redevelopment. He joined us in 1990 and has over 30 years of experience in development, redevelopment, finance, construction, and management of commercial and industrial projects. He was a partner with Lincoln Property Company, where he built a portfolio of 18 million square feet. Mr. Belmonte received his bachelor's degree from the University of Santa Clara. He is a member of the Urban Land Institute, an associate member of the Society of Industrial Realtors, and former President of the San Francisco chapter of the National Association of Industrial and Office Parties, The Association for Commercial Real Estate.

   MICHAEL A. COKE, age 32, is our Chief Financial Officer and a Managing Director and is a member of the Investment Committee. Mr. Coke joined us in 1997 after seven years with Arthur Andersen LLP, where he most recently served as an audit manager. At Arthur Andersen, he primarily served public and private real estate companies, including several public real estate investment trusts, and specialized in real estate auditing and accounting, mergers, initial public offerings and business acquisition due diligence. Mr. Coke received a bachelor's degree in business administration and accounting from California State University at Hayward. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the National Association of Real Estate Investment Trusts.

   BRUCE H. FREEDMAN, age 51, is our Managing Director, Head of Real Estate Operations, and is Vice Chairman of the Investment Committee. He joined us in 1995 and has over 29 years of experience in real estate finance and investment. Before joining us, he served as President of Allmerica Realty Advisors from 1993 to 1995 and as Principal of Aldrich, Eastman & Waltch from 1986 to 1992. Mr. Freedman is a cum laude graduate of Babson College. He is a member of the Urban Land Institute, Real Estate Finance Association and the National Association of Real Estate Investment Advisors, and holds the CRE designation from the American Society of Real Estate Counselors. He is also a member of the Executive Committee of the National Association of Industrial and Office Parties and is an Advisory Board member of the Babson Center for Real Estate. His charitable and community services activities include being a founding member of the Bullfinch Society of Massachusetts General Hospital, a member of the President's Forum of Children's Hospital of Boston, and a member of the President's Society of Boston College.

   DAVID S. FRIES, age 36, is our Chief Administrative Officer, a Managing Director and our Secretary, and is a member of the Investment Committee. Prior to joining us in 1998, he was a real estate partner with the international law firms of Orrick, Herrington & Sutcliffe LLP and Morrison & Foerster LLP, where he focused on the real estate, securities and financing issues affecting real estate investment trusts, the acquisition of large real estate portfolios and the negotiation of complex joint venture agreements. Mr. Fries holds a bachelor's degree in political science from the University of Pennsylvania and a J.D. degree from Stanford Law School. He is a member of the State Bar of California, the American Corporate Secretaries Association and the National Association of Real Estate Investment Trusts and a past President of The Belden Club.

   JOHN T. ROBERTS, JR., age 36, is the President of AMB Investment Management, Inc., and has over 12 years of experience in real estate finance and investment. Mr. Roberts joined us in 1997 after spending six years at Ameritech Pension Trust, where he most recently held the position of Director, Real Estate Investments. His responsibilities included managing a $1.6 billion real estate portfolio and developing and implementing the trust's real estate program. Prior to that, he worked for Richard Ellis, Inc. and has experience in leasing and sales. Mr. Roberts received a bachelor's degree from Tulane University in New Orleans and an M.B.A. degree in finance and accounting from the Graduate School of Business at the University of Chicago.

                             EXECUTIVE COMPENSATION

   The following table sets forth the estimated annual base salary rates and other compensation paid for the years ended December 31, 1997, 1998 and 1999 to the Chief Executive Officer and certain of our other executive officers who, on an annualized basis, have a total annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers").



                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                                                          ---------------------------
                                                                                                         SECURITIES
                                                        ANNUAL COMPENSATION ($)                           UNDERLYING
                                               ---------------------------------------    RESTRICTED       ANNUAL
                                                                          OTHER ANNUAL      STOCK          OPTIONS
 NAME AND PRINCIPAL POSITION         YEAR       SALARY       BONUS(2)     COMPENSATION    AWARD(s)(#)     GRANTED(4)
 ---------------------------         ----      --------      --------     ------------    -----------    ------------
 Hamid R. Moghadam
   Chairman of the Board and
   Chief Executive
   Officer ................          1997        40,362(1)          0             (5)             0           500,000
                                     1998       360,000       425,000(6)          (5)             0           252,486
                                     1999       360,000       483,000(6)          (5)        24,750(3)        288,750(12)
 W. Blake Baird (7)
   President ..............          1997            --            --             --             --                --
                                     1998            --            --             --             --                --
                                     1999       294,375       285,521(8)          (5)       100,000(13)       261,200(14)
 David S. Fries (9)
   Chief Administrative
   Officer and Managing
   Director ...............          1997            --            --             --             --                --
                                     1998       144,333        91,361(10)         (5)             0           109,393
                                     1999       222,500       175,313(10)         (5)        17,500(3)         52,000(12)
 Bruce H. Freedman
   Managing Director,
   Head of Real Estate
   Operations .............          1997        21,389(1)          0          2,800              0           130,000
                                     1998       210,000       141,458(11)         (5)             0            49,757
                                     1999       210,000       166,108             (5)        17,500(3)         35,600(12)
 Luis A. Belmonte
   Managing Director,
   Development ............          1997        21,389(1)          0          2,800              0           130,000
                                     1998       210,000       127,958             (5)             0            29,780
                                     1999       210,000       157,408             (5)        12,500(3)         32,667(12)

(1) Represents the actual amount of compensation paid from November 26, 1997 through December 31, 1997.

(2) The amount of any such bonus has been determined by the Compensation Committee of the Board of Directors. At the option of the Named Executive Officer, the officer may receive his bonus in cash, restricted shares of Common Stock (valued at 125% of the cash bonus, with three year vesting) or options to purchase Common Stock (valued at 150% of the cash bonus based on our Black-Scholes value, with three year vesting on options in excess of the 100% cash bonus value). The bonuses for 1999 were paid in 2000.

(3) Based on 1999 performance, the Named Executive Officers received a grant of restricted shares of Common Stock in February 2000. The grants of restricted shares were made under the Second Amended and Restated 1997 Stock Option and Incentive Plan and vest in five equal installments, beginning on January 1, 2001.

(4) Shares of restricted stock and options to purchase an aggregate of 5,911,581 shares of Common Stock (net of forfeitures) have been granted to our directors, executive officers and other employees as of February 29, 2000. Initial option grants vest pro rata in equal annual installments over a four-year period, while annual option grants vest pro rata in equal annual installments over a three year period. An additional 2,714,736 shares (not including shares that have already been issued and options that have been granted) of Common Stock are reserved for issuance under the Second Amended and Restated 1997 Stock Option and Incentive Plan as of February 29, 2000.

(5) The aggregate amount of the perquisites and other personal benefits, securities or property for each of the Named Executive Officers is less than the lesser of either $50,000 or 10% of his salary and bonus paid in such year.

(6) In lieu of receiving his 1998 bonus in cash, Mr. Moghadam elected to receive an option to purchase up to 263,430 shares of Common Stock. In lieu of receiving his 1999 bonus in cash, Mr. Moghadam elected to receive an option to purchase up to 229,824 shares of Common Stock and a grant of 12,261 restricted shares of Common Stock.

(7)  Mr. Baird joined AMB Property Corporation on January 20, 1999.

(8) In lieu of receiving his 1999 bonus in cash, Mr. Baird elected to receive a grant of 17,679 restricted shares of Common Stock.

(9)  Mr. Fries joined AMB Property Corporation on May 1, 1998.

(10) In lieu of receiving his 1998 bonus in cash, Mr. Fries elected to receive a grant of 5,281 restricted shares of Common Stock. In lieu of receiving all of his 1999 bonus in cash, Mr. Fries elected to receive $50,000 of his bonus in cash and the remainder in a grant of 7,759 restricted shares of Common Stock.

(11) In lieu of receiving his 1998 bonus in cash, Mr. Freedman elected to receive a grant of 8,177 restricted shares of Common Stock.

(12) Based on 1999 performance, the Named Executive Officers received options to purchase shares of Common Stock in February 2000. All of these options become exercisable in three equal annual installments, beginning on January 1, 2001, and have a term of not more than 10 years. The option exercise price is equal to the fair market value of the Common Stock on the date of grant.

(13) Mr. Baird purchased 100,000 restricted shares of Common Stock at a purchase price of $1.00 per share on his first day of employment (January 20, 1999). The purchase of restricted shares was made under the Second Amended and Restated 1997 Stock Option and Incentive Plan and vests in five equal annual installments, beginning on January 20, 2000.

(14) Mr. Baird received an initial option grant to purchase up to 200,000 shares of Common Stock when he became employed by us on January 20, 1999. This option becomes exercisable in four equal annual installments, beginning on January 20, 2000 and has a term of 10 years. Based on 1999 performance, Mr. Baird received an option to purchase up to 61,200 shares of Common Stock in February 2000. This option becomes exercisable in three equal annual installments, beginning on January 1, 2001, and has a term of 10 years. The option exercise price for both options is equal to the fair market value of the Common Stock on the date of grant.


OPTION GRANTS RELATING TO THE LAST FISCAL YEAR

   The following table shows certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during, and in connection with performance in, 1999.


                                                               INDIVIDUAL GRANTS(1)                         POTENTIAL
                                                   -------------------------------------------              REALIZABLE
                                     NUMBER OF       PERCENT OF                                           VALUE OF ASSUMED
                                     SHARES OF         TOTAL                                              ANNUAL RATES OF
                                      COMMON          OPTIONS                                           COMMON SHARE PRICE
                                      STOCK          GRANTED TO                                          APPRECIATION FOR
                                    UNDERLYING      EMPLOYEES IN    EXERCISE OF                           OPTION TERM(2)
                                     OPTIONS           FISCAL        PRICE PER      EXPIRATION      ---------------------------
          NAME                      GRANTED(#)         YEAR(3)        SHARE($)         DATE             5%              10%
          ----                      ----------      ------------    -----------     ----------      ----------       ----------
    Hamid R. Moghadam ......         288,750             18.3%         20.1875        02/29/10      $3,665,915       $9,290,149
    W. Blake Baird .........         200,000             12.7%         22.5625        01/20/09       2,837,887        7,191,763
                                      61,200              3.9%         20.1875        02/29/10         776,984        1,969,029
    David S. Fries .........          52,000              3.3%         20.1875        02/29/10         660,182        1,673,031
    Bruce H. Freedman ......          35,600              2.3%         20.1875        02/29/10         451,971        1,145,383
    Luis A. Belmonte .......          32,667              2.1%         20.1875        02/29/10         414,734        1,051,017
                                                                                                                     ----------

(1) Other than Mr. Baird's initial grant of 200,000 shares, all options granted during or with respect to 1999 to Named Executive Officers become exercisable in three equal installments (rounded to the nearest whole share of Common Stock). Other than Mr. Baird's initial grant of 200,000 shares, all options granted during or with respect to 1999 to Named Executive Officers begin vesting on January 1, 2001 and have a term of not more than ten years. The option exercise price is equal to the fair market value of the Common Stock on the date of grant.

(2) In accordance with the rules promulgated by the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates or annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Stock, which would benefit all stockholders. Such amounts have been calculated as the exercise price multiplied by the respective annual assumed growth rate (compounded), less the exercise price of the underlying option, multiplied by the number of options granted.

(3) The total number of shares of Common Stock underlying such options used in such calculation is as of February 29, 2000, the grant date of the annual options relating to 1999 performance.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

   The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1999.



                                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                                    UNDERLYING                  IN-THE-MONEY
                                                                              UNEXERCISED OPTIONS AT             OPTIONS AT
                                                                                 DECEMBER 31, 1999          DECEMBER 31, 1999 (1)
                                             SHARES ACQUIRED     VALUE      ---------------------------   --------------------------
      NAME                  EXERCISE PRICE   ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
      ----                  --------------   --------------   -----------   -----------   -------------   -----------  -------------
Hamid R. Moghadam .......     $ 21.0000          N/A             N/A          250,000       250,000           N/A           N/A
                                21.6250          N/A             N/A          173,305       342,611           N/A           N/A
W. Blake Baird ..........     $ 22.5625          N/A             N/A                0       200,000           N/A           N/A
David S. Fries ..........     $ 23.0000          N/A             N/A           16,250        48,750           N/A           N/A
                                21.6250          N/A             N/A           14,798        29,595           N/A           N/A
Bruce H. Freedman .......     $ 21.0000          N/A             N/A           65,000        65,000           N/A           N/A
                                21.6250          N/A             N/A           16,586        33,171           N/A           N/A
Luis A. Belmonte ........     $ 21.0000          N/A             N/A           65,000        65,000           N/A           N/A
                                21.6250          N/A             N/A            9,927        19,853           N/A           N/A


(1) Based on a price per share of our Common Stock of $19.9375, the closing price per share on the New York Stock Exchange on December 31, 1999.

SECOND AMENDED AND RESTATED 1997 STOCK OPTION AND INCENTIVE PLAN

   The Second Amended and Restated 1997 Stock Option and Incentive Plan was adopted by the Board of Directors and approved by the stockholders to enable executive officers, key employees and directors of AMB Property Corporation and certain subsidiaries to participate in the ownership of the Company. The plan is designed to attract and retain our executive officers, other key employees and directors, and to provide incentives to such persons to maximize our performance and cash flow available for distribution. The plan currently covers an aggregate of 8,950,000 shares of Common Stock and will expire in 2007.

   Employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation and AMB Investment Management and their subsidiaries may receive stock payments, performance awards, restricted stock, dividend equivalents and deferred stock under the plan. Our employees and consultants may receive stock appreciation rights under the plan. Non-Employee Directors (as defined in the plan) and our employees and consultants may receive options to purchase shares of Common Stock under the plan.

401(k) PLAN

   Effective November 26, 1997, we established our Section 401(k) Savings/Retirement Plan to cover our eligible employees. The 401(k) Plan currently permits our eligible employees to defer up to 20% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contributions to the 401(k) Plan. We currently make matching contribution to the 401(k) Plan in an amount equal to 50% of the first 5.5% of annual compensation deferred by each employee; however, we have reserved the right to make greater matching contributions or discretionary profit sharing contributions in the future. Participants employed by us prior to January 1, 2000 vest immediately in the matching contributions, whereas participants employed by us on or after January 1, 2000 vest fully in the matching contributions on the anniversary date of the commencement of their employment with us. We made no discretionary contributions to the 401(k) Plan in 1999. Our employees are eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum period of credited service. In connection with the 401(k) Plan, we have accrued approximately $180,000 with respect to our matching contribution for the year ended December 31, 1999. The 401(k) Plan qualifies under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

DEFERRED COMPENSATION PLAN

   During 1999, we established a Non-Qualified Deferred Compensation Plan for our officers and certain of our affiliates. The Deferred Compensation Plan enables participants to defer up to 25% of their annual base pay and up to 100% of their annual bonuses on a pre-tax basis. We have reserved the right to make discretionary matching contributions to participant accounts from time to time. We made no discretionary contributions in 1999. The participants' elective deferrals and any matching contributions are immediately 100% vested. We pay all the administrative costs of the plan.

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL AND NONCOMPETITION AGREEMENTS

   Currently, there are no employment agreements between us and any of the Named Executive Officers. However, each of the Named Executive Officers has entered into a Change in Control and Noncompetition Agreement with us which, other than in the case of Mr. Baird, became effective on November 26, 1998 and which replaced the employment agreements that generally had been entered into at the time of our initial public offering (Mr. Baird entered into such an agreement with the Company on January 20, 1999, his first day of employment). Such agreements have an initial term of four years and are subject to automatic one-year extensions following the expiration of the initial term. The agreements provide for severance payments during the term of the agreement and, upon the occurrence of a "change in control," for 24 months thereafter in the event of a termination of the Named Executive Officer's employment resulting from death, disability or a "change in control." A "change in control" will be deemed to have occurred if (i) our stockholders approve a plan of complete liquidation of AMB Property Corporation or an agreement for the sale or disposition by AMB Property Corporation of all or substantially all of our assets, or we dispose of more than 50% of our interest in the operating partnership; (ii) any person becomes the beneficial owner, directly or indirectly, of our securities representing 40% or more of the combined voting power of our then outstanding securities; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute our Board of Directors, and any new Director whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; or (iv) our stockholders approve a merger or consolidation of AMB Property Corporation with any other corporation or other entity, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of AMB Property Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) where more than 50% of the directors of AMB Property Corporation or the surviving entity after such merger or consolidation were directors of AMB Property Corporation immediately before such merger or consolidation. Upon death or disability, severance benefits include base compensation and bonus based on the most recent amount paid. In the event of a "change in control," severance benefits, payable over a period of two years following the "change in control," include an amount equal to twice (i) base compensation and (ii) bonus based on the most recent amount paid, as well as certain continuing insurance and other benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.


   Notwithstanding anything to the contrary set forth in any of AMB Property Corporation's or AMB Property, L.P.'s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors consists of the Independent Directors listed below. The Committee determines base compensation for the executive officers and reviews and makes recommendations concerning proposals by our management with respect to compensation, bonuses, employment agreements and other benefits and policies respecting such matters for our employees, including our executive officers. The Committee also administers the Second Amended and Restated 1997 Stock Option and Incentive Plan, under which grants of stock options, share appreciation rights, shares of restricted stock and other awards may be made to our employees, including the executive officers. The purposes of our executive compensation program are to attract and retain qualified employees, provide incentives to create value for our stockholders and to establish and maintain a performance and achievement-oriented environment throughout the organization. Through the executive compensation program, the Compensation Committee intends to maintain strong links between the compensation of our executive officers and corporate performance.

   Based on the advice of independent compensation consultants, we have adopted a formal organization-wide incentive program known as the Performance Pay Program. The Performance Pay Program is designed to attract and retain qualified employees, encourage teamwork and innovation, focus attention on specific business objectives and award the achievement of these objectives. The compensation of most employees, including that of all officers, consists of two components: base salary, which is intended to be competitive in the market for the scope and responsibilities of the job performed and which is targeted at the median level of compensation in the market for similar positions, and performance pay, which is determined based on the achievement of various performance goals and objectives. In addition, our employees are eligible to receive annual stock option and restricted stock grants based on their individual performance for that year.

   In 1999, we engaged FPL Associates, an independent compensation consultant, to determine whether our compensation practices for executive officers were consistent with the guidelines set forth in the Performance Pay Program. For comparison purposes, FPL Associates examined 1998 proxy materials for 22 publicly traded real estate investment trusts having total market capitalizations at such time ranging from approximately $2 billion to approximately $5 billion (at that time, our total market capitalization placed us approximately at the median of this group). Based on such examination, FPL recommended certain changes in our executive compensation practices, including the adoption of a discretionary restricted stock program for executive officers and other employees.

   For services performed in 1999, executive compensation consisted of base salary, performance pay and grants of stock options and restricted stock under our Second Amended and Restated 1997 Stock Option and Incentive Plan. Each of these components is discussed below.

BASE SALARIES

   Base salaries for executive officers are targeted at the median level of compensation paid for the position at comparative companies and are reviewed annually by the Committee.

PERFORMANCE PAY

   Most employees, including all officers, are eligible to receive performance pay provided that certain performance objectives are met. Performance pay is paid once a year, after assessing our financial performance, the performance of the group in which the employee works (if applicable) and the employee's individual performance. Our Chief Executive Officer retains the discretion to adjust each individual's performance pay by plus or minus 20% in exceptional circumstances. The Committee evaluates the individual performance of the Chief Executive Officer and determines his aggregate performance pay award and approves the goals and objectives that determine the performance pay awards of the other executive officers. Officers may choose to receive all or a portion of their bonuses in cash, shares of restricted stock (valued at 125% of the cash bonus, with three year vesting), stock options (valued at 150% of the cash bonus based on our Black-Scholes value, with three year vesting on the portion attributable to the value above 100% of the cash bonus), or any combination of the foregoing, subject to certain limits on the aggregate number of options elected. This feature, which permits officers to take all or a portion of their bonuses in restricted stock or stock options, is designed to further align the interests of our executive officers and other officers with the interests of our stockholders and to encourage the retention of officers. Annual performance pay provides executive officers with the opportunity to earn cash compensation in excess of the 75th percentile level for the position at comparative companies, but only in the event that corporate, group (to the extent applicable) and individual goals have been fully attained.

   During 1999, bonuses for each executive officer were weighted differently among the corporate, group (to the extent applicable) and individual performance objectives. Generally, the bonuses of executive officers were weighted more heavily toward the achievement of corporate and, to the extent applicable, group performance levels. Corporate performance was determined based on the satisfaction of certain pre-established performance objectives for us a whole, which were adjusted to reflect the financial impact of ourrategic decision to dispose of substantially all of our retail properties. Group performance was measured on the basis of achieving specific quantitative and qualitative performance objectives that measure the financial performance and operating success of a group at AMB Property Corporation. Individual performance was measured on the basis of quantitative and qualitative performance objectives that measure an individual's contribution to our success.

STOCK OPTIONS AND RESTRICTED STOCK GRANTS

   To provide officers and other employees with incentives to maximize our long-term performance and to promote the interests of our stockholders, officers and other employees are also eligible to receive stock option and restricted stock grants. The Second Amended and Restated 1997 Stock Option and Incentive Plan, which has been approved by the stockholders, authorizes the Compensation Committee to grant stock options, stock appreciation rights, restricted stock and other awards to our officers and other employees. Awards are granted primarily on the basis of the officer's performance with respect to his or her individual objectives for that year. Generally, stock options are granted on an annual basis with an exercise price set at 100% of the then current market value of our stock and will only be of value to the officer if our stock price increases over time. All such stock options granted to executive officers with respect to performance during 1999 vest over a period of three years at a rate of one-third of such grant at the end of each year, thereby encouraging the retention of officers. All shares of restricted stock granted to officers in 1999 vest over a period of five years at a rate of one-fifth of such grant at the end of each year, thereby encouraging the retention of officers.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

   For performance during 1999, the compensation of Mr. Moghadam was determined on the same general basis as discussed above for other officers. In 1999, Mr. Moghadam received a base salary of $360,000. With respect to performance during 1999, Mr. Moghadam's performance payment was determined based on the Compensation Committee's determination of both our corporate performance and Mr. Moghadam's satisfaction of certain pre-established individual goals and objectives. Mr. Moghadam was awarded a performance payment in the amount of $483,000, which amount he chose to receive entirely in stock options and shares of restricted stock, equating to an option to purchase up to 229,824 shares of Common Stock applying a Black-Scholes value of $1.86 per share and 12,261 restricted shares of Common Stock based on a share price of $20.1875 per share. In addition, Mr. Moghadam was awarded an annual stock option to purchase up to 288,750 shares of Common Stock and also received 24,750 shares of restricted stock. Mr. Moghadam's base salary, performance pay and awards granted pursuant to the Second Amended and Restated 1997 Stock Option and Incentive Plan are reviewed annually by the Compensation Committee. Mr. Moghadam does not participate in or otherwise influence the decisions of the Compensation Committee with respect to his compensation.

SECTION 162(m)

   Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to our Chief Executive Officer and the additional four most highly compensated officers who are employed at fiscal year-end to $1.0 million per year, subject to certain performance, disclosure and stockholder requirements. Grants of stock options and restricted stock under the Second Amended and Restated 1997 Stock Option and Incentive Plan are intended to qualify as performance based compensation, which is not subject to the Section 162(m) deduction limitation. The Compensation Committee presently intends that, so long as it is consistent with our overall compensation objectives and to the extent reasonable, all executive compensation will be deductible for federal income tax purposes and, for the year ended December 31, 1999, there were no exceptions. The Committee, however, may design programs that recognize a full range of performance criteria important to our success, even where compensation payable under such programs may not be deductible.

                                                   Respectfully,

                                                   Thomas W. Tusher, Chair
                                                   Lynn M. Sedway
                                                   Jeffrey L. Skelton, Ph.D.

                                PERFORMANCE GRAPH

   As a part of the rules concerning executive compensation disclosure, we are obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on our Common Stock over a five-year period. However, since our Common Stock has been publicly traded only since November 21, 1997, such information is provided from that date through December 31, 1999.

   The following line graph compares the change in our cumulative stockholder return on shares of our Common Stock from our initial public offering at $21.00 per share on November 21, 1997 to December 31, 1999, to the cumulative total return of the Standard & Poor's 500 Stock Index and the NAREIT Equity REIT Total Return Index from November 30, 1997 to December 31, 1999. The line graph starts at November 21, 1997, the date that our shares of Common Stock commenced trading on the New York Stock Exchange; however, the beginning value of each of the NAREIT Equity Index and the S&P 500 Index is as of November 30, 1997, as each index is calculated only on a monthly basis. The graph assumes the investment of $100 in AMB Property Corporation and each of the indices and, as required by the Securities and Exchange Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                         AMONG AMB PROPERTY CORPORATION,
                      S&P 500 INDEX AND NAREIT EQUITY INDEX


         MEASUREMENT PERIOD   AMB PROPERTY    NAREIT EQUITY
       (FISCAL YEAR COVERED)  CORPORATION         INDEX      S&P 500 INDEX
       ---------------------  -----------         -----      -------------

            11/21/97            100.0             100.0          100.0

            12/31/97            120.3             104.6          106.4

            12/31/98            111.8              86.3          136.8

            12/31/99            108.4              82.3          165.6



----------
(1) Beginning value of each of the NAREIT Equity Index and the S&P 500 Index is as of November 30, 1997, as each index is calculated only on a monthly basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of March 22, 2000, regarding the beneficial ownership of Common Stock and limited partnership units for (i) each person known by us to be the beneficial owner of five percent or more of our outstanding Common Stock or the operating partnership's outstanding units, (ii) each Director and each Named Executive Officer and (iii) the Directors and officers of the Company as a group. Except as indicated below, all of such Common Stock and limited partnership units are owned directly and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock and limited partnership units beneficially owned by such person.


                                                                                                  PERCENTAGE OF
                                   NUMBER OF SHARES OF     PERCENTAGE OF           NUMBER OF       PERCENTAGE OF OUTSTANDING SHARES
                                       COMMON STOCK      OUTSTANDING SHARES          UNITS          OUTSTANDING   OF COMMON STOCK
NAME OF BENEFICIAL OWNER (1)        BENEFICIALLY OWNED    OF COMMON STOCK      BENEFICIALLY OWNED      UNITS          AND UNITS
----------------------------       -------------------    ---------------      ------------------ -------------- ------------------
Hamid R. Moghadam (2) .......           2,359,762               2.7%                 388,126            6.5%            3.0%
W. Blake Baird (3) ..........             169,679               0.2                   25,569            0.4             0.2
David S. Fries (4) ..........              78,038               0.1                   15,257            0.3             0.1
Bruce H. Freedman (5) .......             200,130               0.2                   25,868            0.4             0.2
Luis A. Belmonte (6) ........             230,594               0.3                   37,013            0.6             0.3
Douglas D. Abbey (7) ........           1,460,561               1.7                  312,071            5.2             1.9
T. Robert Burke (8) .........           1,099,789               1.3                  235,506            3.9             1.5
Daniel H. Case III (9) ......              94,250               0.1                       --             --             0.1
David A. Cole ...............                  --                --                       --             --              --
Lynn M. Sedway (10) .........              44,375               0.1                       --             --               *

Jeffrey L. Skelton,
  Ph.D(10) ..................              42,202                 *                       --             --               *
Thomas W. Tusher (10) .......              67,202               0.1                       --             --             0.1
Caryl B. Welborn, Esq. (10) .              49,202               0.1                       --             --             0.1
Cohen & Steers Capital
Management, Inc. (11) .......           5,235,000               6.1                       --             --             5.7
Southern Company Services,
Inc. (12) ...................           5,090,000               6.0                       --             --             5.6
All Directors and Named
Executive Officers as a group
(13 persons) (13) ...........           5,895,783               6.8                1,039,410           17.4             7.5
Allmerica ...................                  --                --                  559,628            9.4             0.6
Campenelli ..................                  --                --                  974,295           16.3             1.1
Holbrook W. Goodale .........                  --                --                  426,582            7.1             0.5
Charles R. Wichman ..........                  --                --                  426,582            7.1             0.5
Frederick B. Wichman ........                  --                --                  426,582            7.1             0.5

--------------
 * Represents less than 0.1% of outstanding shares of Common Stock or limited partnership units, based on 85,288,716 shares of Common Stock and 5,973,610 limited partnership units outstanding as of March 22, 2000.

(1) Unless otherwise indicated, the address for each of the persons listed is c/o AMB Property Corporation, 505 Montgomery Street, San Francisco, California 94111.

(2) Includes options to purchase up to 692,268 shares of Common Stock, which are exercisable within 60 days of March 22, 2000.

(3) Includes options to purchase up to 50,000 shares of Common Stock, which are exercisable within 60 days of March 22, 2000.

(4) Includes options to purchase up to 47,298 shares of Common Stock, which are exercisable within 60 days of March 22, 2000.

(5) Includes options to purchase up to 81,586 shares of Common Stock, which are exercisable within 60 days of March 22, 1999.

(6) Includes options to purchase up to 74,927 shares of Common Stock, which are exercisable within 60 days of March 22, 2000.

(7) Includes options to purchase up to 220,182 shares of Common Stock, which are exercisable within 60 days of March 22, 2000.

(8) Includes options to purchase up to 132,500 shares of Common Stock, which are exercisable within 60 days of March 22, 2000.

(9) Includes options to purchase up to 41,250 shares of Common Stock, which are exercisable within 60 days of March 22, 2000. Pursuant to a Form 4 for January 1999, filed with the Securities and Exchange Commission, 10,000 shares are held by Mr. Case's wife and he has disclaimed beneficial ownership of these securities.

(10) Includes options to purchase up to 41,250 shares of Common Stock, which are exercisable within 60 days of March 22, 2000.

(11) The address of Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, New York 10017.

(12) The address of Southern Company Services, Inc. is 64 Perimeter Center East, Atlanta, Georgia 06831.

(13) Includes options to purchase up to 1,495,010 shares of Common Stock, which are exercisable within 60 days of March 22, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   AMB has engaged in the following transactions and relationships with certain of its executive officers, Directors and persons who hold more than 5% of the outstanding shares of Common Stock.

FORMATION TRANSACTIONS

   In connection with our formation, our predecessor effected a series of mergers pursuant to which certain entities merged into us. As a result, our executive officers (the former stockholders of our predecessor) received an aggregate of 4,746,616 shares of Common Stock, with a total value at the time of our initial public offering of $99.7 million, and the right to receive in our second year of operation up to 4,237,750 limited partnership units, which we call performance units. On January 7, 2000, 1,465,926 performance units were issued, which number was determined on the basis of the trading price of, and dividends on, our shares of Common Stock during the two-year period following our formation. In addition, AMB Investment Management has collected, on behalf of some of our executive officers who were principals in our predecessor, certain investment management fees paid in connection with certain of the properties contributed in our formation transactions. During the year ended December 31, 1999, AMB Investment Management paid approximately $1.3 million to these officers in respect of such investment management fees.

   In addition, certain individual account investors, former investment management clients of our predecessor, including Southern Company Services, Inc., contributed certain real property interests to us. In exchange for such contribution of properties, Southern Company Services, Inc. received 8,032,415 shares of Common Stock, with a value at the time of our initial public offering of $168.7 million. See "Security Ownership of Certain Beneficial Owners and Management."

   In connection with our formation, we assumed the $4.0 million revolving credit facility of the predecessor, of which approximately $1.1 million was outstanding upon completion of our formation transactions, relieving three of the our executive officers and/or Directors, Messrs. Abbey, Moghadam and Burke, of their respective obligations with respect to the partial guaranty of such indebtedness. The proceeds of such indebtedness were used by the predecessor to acquire certain assets historically used in the predecessor's operations from AMB Investment, Inc. ("AMBI"), an entity owned equally by Messrs. Abbey, Moghadam and Burke. We also assumed a $791,925 note payable of AMBI as consideration for the transfer to us of AMBI's general partner interest in a real estate fund managed by the predecessor (which we believed had a value equal to or greater than the face amount of such note at the time such note payable was assumed).

OTHER RELATED TRANSACTIONS

   In January 1993, AMBI, the predecessor, AMB Corporate Real Estate Advisors, Inc. ("AMBCREA"), AMB Development L.P., AMB Development, Inc. and AMB Institutional Housing Partners entered into an agreement for the purpose of the parties thereto to work together to accomplish separate business purposes while sharing certain support and other resources. Under the intercompany agreement, each party to the agreement is permitted to use the term "AMB" as a part of its name. Each such party also agreed, among other things, to do business in a specified aspect of real estate and finance; to use its best efforts to refer business opportunities outside of its own line of business to such other parties; to provide intercompany loans; and to utilize personnel of another such party for a fee. In addition, under the intercompany agreement, AMBI agreed to:
(i) provide common business services, resources and support, including employees, benefits, services contracts and financial management and reporting to each such party; (ii) purchase all fixed assets and rent them to such parties for a fee; (iii) act as lessee for office space for each such party; (iv) employ all employees of each such party, fix such employees' salaries, bonuses and benefits, and charge such costs to the appropriate party; and (v) pay for the direct and indirect costs of operation of each such party and charge each such party its allocated share. The total amount paid to AMBI by the predecessor during the years ended December 31, 1994, 1995, 1996 and 1997 was $9,940,762, $13,564,178, $16,842,615 and $18,159,000, respectively, which equaled the expenses incurred by AMBI allocable to the predecessor for each such year.

   As part of our formation transactions, we acquired AMBI's assets (other than its leasehold interest for office space and certain office equipment) and employed the employees utilized in its business, and all other AMBI employees were transferred to AMBCREA. Accordingly, upon consummation of our initial public offering, the intercompany agreement was modified so that it applies only to the office space and certain office equipment leased by AMBI, which is used by us and AMB Investment Management, respectively, for fees equal to an allocation of AMBI's cost thereof. Pursuant to this agreement, we reimbursed AMB Investments, Inc. $1.3 million for occupancy costs in 1999. AMBCREA, AMB Institutional Housing Partners, AMB Development, Inc. and AMB Development L.P. are continuing to use the name "AMB" pursuant to royalty-free license arrangements with the Company. AMBCREA ceased operations during 1998.

   In November 1997, we and AMB Investment Management entered into an agreement pursuant to which we agreed to provide to AMB Investment Management certain acquisition related services and agreed to share the services of, and certain employment obligations of, certain employees. During the year ended December 31, 1999, the total amount paid to us by AMB Investment Management for acquisition related services was approximately $296,000 and the total amount paid to AMB Investment Management by us for employee related costs was approximately $674,000.

   We have commercial banking relationships with Chase Securities, Inc. and certain of its affiliates. In particular, Chase Securities, Inc. is a member of the syndicate for the line of credit for one of our affiliates. The fees for these services are determined on an arms-length basis. Mr. Case, one of our Directors, is the Chairman and Chief Executive Officer of Chase H&Q, a division of Chase Securities, Inc. CB Richard Ellis from time to time provides us with property management, leasing and investment sales services with respect to certain of our properties. The fees for these services are determined on an arms-length basis. Ms. Sedway, one of our Directors, is the President of the Sedway Group, a member of the CB Richard Ellis group of companies. Kurt Salmon Associates performed consulting services for us during 1999 for which we paid approximately $115,000. This fee was determined on an arms-length basis. Mr. Cole, a nominee for election as a Director, is Chairman of the Board of Kurt Salmon Associates.

                     COMPLIANCE WITH FEDERAL SECURITIES LAWS

   Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other of our equity securities. Insiders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

   To our knowledge, based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, during the year ended December 31, 1999, all of these executive officers and Directors complied with all Section 16(a) filing requirements applicable to them, other than Mr. Freedman, who inadvertently failed to file a Form 4 in December 1999 in a timely manner.

                                    AUDITORS

   Subject to its discretion to appoint alternative auditors if it deems such action appropriate, our Board of Directors has retained Arthur Andersen LLP as our auditors for the current fiscal year. The Board has been advised that Arthur Andersen LLP is independent with regard to AMB Property Corporation within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

                              AVAILABLE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Securities and Exchange Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, or by way of the Securities and Exchange Commission's Internet address, http://www.sec.gov.

   We will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the period ended December 31, 1999. Requests for such copies should be addressed to: AMB Property Corporation, 505 Montgomery Street, San Francisco, California 94111, Attn:
Investor Relations, telephone (415) 394-9000.

                                  OTHER MATTERS

   The Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

March 31, 2000

                                        By Order of the Board of Directors,

                                        /S/ DAVID S. FRIES

                                        DAVID S. FRIES
                                        Chief Administrative Officer, Managing
                                        Director and Secretary

Dear Stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to our operations that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Alternatively, you can vote by proxy over the Internet or by telephone. See the reverse side for instructions. AMB Property Corporation is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies over the Internet or by telephone. Accordingly, proxies granted over the Internet or by telephone, in accordance with the procedures set forth on this proxy card, will be valid under Maryland law.

Sincerely,

AMB Property Corporation

                                   DETACH HERE

--------------------------------------------------------------------------------

                                      PROXY


                            AMB PROPERTY CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AMB Property Corporation acknowledges receipt of a copy of the Annual Report and the Proxy Statement, each dated March 31, 2000, and, revoking any proxy heretofore given, hereby appoints Hamid R. Moghadam, W. Blake Baird, Michael A. Coke and David S. Fries, and each of them, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of AMB Property Corporation held of record by the undersigned on March 22, 2000, at the Annual Meeting of Stockholders to be held on May 5, 2000, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------



VOTE BY TELEPHONE                                      VOTE BY INTERNET
It's fast, convenient, and immediate!                  It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                   confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:                          Follow these four easy steps:
1.  Read the accompanying Proxy Statement              1.  Read the accompanying Proxy Statement
    and Proxy Card.                                        and Proxy Card.
2.  Call the toll-free number                          2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683). For                   http://www.eproxyvote.com/amb
    stockholders residing outside the United           3. Enter your 14-digit Voter Control Number
    States call collect on a touch-tone phone             located on your Proxy Card above your name.
    1-201-536-8073.                                    4.  Follow the instructions provided.
3.  Enter your 14-digit Voter Control Number
    located on your Proxy Card above your name.
4.  Follow the recorded instructions.
YOUR VOTE IS IMPORTANT!                                YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                           Go to http://www.eproxyvote.com/amb anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.


--------------------------------------------------------------------------------

[X] Please mark votes as in this example.

1. Election of Directors

Nomineees:

     Douglas D. Abbey, Hamid R. Moghadam, T. Robert Burke, Daniel H. Case III, David A. Cole, Lynn M. Sedway, Jeffrey L. Skelton, Ph.D., Thomas W. Tusher, Caryl B. Welborn, Esq.

                        FOR                     WITHHELD

                        [ ]                       [ ]

[ ]
   -------------------------------------
For all nominees except as noted above

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


I AM A STOCKHOLDER                  MARK HERE
100 MAIN STREET                     FOR ADDRESS
ANYTOWN USA, 10000                  CHANGE AND          [ ]
                                    NOTE AT LEFT


                                    Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                                       Date:
          -------------------------------             -------------------------